CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.800(b)(4), 200.83 and 240.24b-2

EXHIBIT 10.70

STOCK REPURCHASE AGREEMENT

     This Stock Repurchase Agreement is effective as of April 30, 2001 by and between Neuralstem, Inc., a Delaware corporation (the “Company”) and Gene Logic, Inc., a Delaware corporation (the “Seller”).

Recitals

     Whereas, Seller purchased [***] shares of the Company’s Series A Preferred Stock pursuant to that certain Series A Stock Purchase Agreement by and among the Company and Seller dated April 20, 2000 (the “Purchase Agreement”);

     Whereas, Seller now desires to sell and the Company desires to repurchase [***] shares of the Company’s Series A Preferred Stock (the “Shares”); and

     Now, Therefore, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration the parties hereby agree as follows:

Agreement

1.     Sale and Purchase of Shares. The Seller hereby conveys, assigns, sells, transfers and delivers to the Company all of Seller’s right, title and interest in the Shares in exchange for the payment by the Company of $2,653,701 (the "Purchase Price”) in the form of a promissory note issued of even date herewith (the “Note”).

2.     Representations and Warranties of Seller. Seller hereby represents and warrants to the Company that:

     (a)  All action on the part of the Seller necessary for the execution and delivery of this Agreement and the performance of all obligations of the Seller hereunder, including the transfer of the Shares being sold by the Seller hereunder, has been taken, and this Agreement constitutes a valid and legally binding obligation of the Seller enforceable in accordance with its terms.

     (b)  The Seller owns the Shares which such Seller is conveying pursuant to this Agreement free and clear of any liens, claims or other encumbrances. The Seller has the right to sell and transfer the Shares and has not made any prior sale or transfer of such Shares.

     (c)  The Seller has had adequate opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and to obtain information it considers necessary or appropriate to evaluate the merits and risks of engaging in the transaction contemplated hereby.

     (d) The Company has not made representations regarding the value of the Shares or the future success of the Company, and the Seller acknowledges that it has not relied upon any statements or actions of the Company in deciding whether to sell the Shares to the Company.

1.

*Confidential Treatment Requested

3.     Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller that:

     (a)  The Company has full power and authority to repurchase the Shares under the terms of this Agreement; and

     (b)  All action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the Note, the receipt and payment for the Shares purchased hereunder and the performance of other obligations hereunder and the Note has been taken as of the Closing;

     (c)  The Company shall at all times indemnify and hold harmless the Seller, its directors, officers, employees or agents and any person acting on behalf of or at the request of the Seller, together with any successors and assigns of any of the foregoing, from and against all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, counsel fees, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur by reason of transfer, exchange or delivery of the Shares;

     (d)  This Agreement and the Note are valid and binding agreements of the Company which have been duly executed and which are enforceable in accordance with their terms;

     (e)  The execution and delivery of, and compliance with the terms of, this Agreement and the Note will not, with or without the passage of time, or giving of notice, result in a violation, or be in conflict with or constitute a default or require the prior written consent of any third party under any term or provision of any mortgage, indenture, contract, agreement or instrument or of the charter or bylaws of the Company as of the date hereof; and

     (f)  The Company’s capitalization table, attached hereto as Exhibit A, shows the ownership percentage interest in the Company immediately prior to the repurchase of the Shares and after the repurchase of the Shares.

4.     Further Action. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.     Miscellaneous.

     (a)  This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

     (b)  This Agreement shall be binding upon the respective successors of the parties.

     (c) This Agreement, along with the Note, constitute the full, complete and final agreement of the parties and supersede all prior agreements, written or oral, with respect to the subject matter herein.

2.

     (d)  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

3.

     In Witness Whereof, the undersigned have executed this Stock Repurchase Agreement as of the date first above written.

COMPANY:	SELLER:

Neuralstem, Inc.	Gene Logic, Inc.

By: /s/ I. Richard Garr	By: /s/ Philip L. Rohrer, Jr.
I. Richard Garr	Philip L. Rohrer, Jr.
Chief Executive Officer	Chief Financial Officer

[Stock Repurchase Agreement Signature Page]